Exhibit 99.4

INDEX TO FINANCIAL STATEMENTS AND

FINANCIAL STATEMENT SCHEDULES

ITEMS (15)(a)(1) AND (15)(a)(2)

Page
Financial Statements (Exhibit 99.1)

Report of Independent Registered Public Accounting Firm	53
Consolidated Statements of Financial Condition at November 30, 2008 and November 30, 2007	54
Consolidated Statements of Income for Fiscal 2008, Fiscal 2007 and Fiscal 2006	56
Consolidated Statements of Comprehensive Income for Fiscal 2008, Fiscal 2007 and Fiscal 2006	57
Consolidated Statements of Cash Flows for Fiscal 2008, Fiscal 2007 and Fiscal 2006	58
Consolidated Statements of Changes in Total Equity for Fiscal 2008, Fiscal 2007 and Fiscal 2006	59
Notes to Consolidated Financial Statements	60

Financial Statement Schedules

Schedule I—Condensed Financial Information of Morgan Stanley (Parent Company Only) at November  30, 2008 and November 30, 2007 and for each of the three fiscal years in the period ended November 30, 2008

2-8

SCHEDULE I

MORGAN STANLEY

(Parent Company Only)

Condensed Statements of Financial Condition

(dollars in millions, except share data)

	November 30, 2008	November 30, 2007
Assets:
Cash and due from banks	$16,118	$106
Interest bearing deposits with banks	39,137	10,118
Financial instruments owned	5,711	8,551
Securities purchased under agreement to resell with affiliate	6,000	54,137
Advances to subsidiaries:
Bank and bank holding company	2,841	861
Non-bank	171,433	155,584
Investment in subsidiaries, at equity:
Bank and bank holding company	10,152	6,276
Non-bank	25,771	28,670
Other assets	5,387	4,150

Total assets	$282,550	$268,453

Liabilities and Shareholders’ Equity:
Commercial paper and other short-term borrowings	$6,390	$20,615
Financial instruments sold, not yet purchased	414	253
Payables to subsidiaries	55,031	32,523
Other liabilities and accrued expenses	4,062	1,037
Long-term borrowings	165,822	182,756

	231,719	237,184

Commitments and contingencies
Shareholders’ equity:
Preferred stock	19,155	1,100
Common stock, $0.01 par value;
Shares authorized: 3,500,000,000 in 2008 and 2007;
Shares issued: 1,211,701,522 in 2008 and 2007;
Shares outstanding: 1,047,598,394 in 2008 and 1,056,289,659 in 2007	12	12
Paid-in capital	1,619	1,902
Retained earnings	38,096	38,045
Employee stock trust	3,901	5,569
Accumulated other comprehensive loss	(125)	(199)
Common stock held in treasury, at cost, $0.01 par value; 164,103,158 shares in 2008 and 155,411,893 shares in 2007	(7,926)	(9,591)
Common stock issued to employee trust	(3,901)	(5,569)

Total shareholders’ equity	50,831	31,269

Total liabilities and shareholders’ equity	$282,550	$268,453

See Notes to Condensed Financial Statements.

SCHEDULE I

MORGAN STANLEY

(Parent Company Only)

Condensed Statements of Income and Comprehensive Income

(dollars in millions)

	Fiscal Year
	2008	2007	2006
Revenues:
Dividends from bank subsidiary	$—	$6	$53
Dividends from non-bank subsidiary	4,209	6,969	1,785
Undistributed earnings (loss) of subsidiaries	(6,844)	(3,500)	6,345
Principal transactions	7,547	613	(156)
Other	1,451	(2)	3

Total non-interest revenues	6,363	4,086	8,030

Interest and dividends	11,098	9,211	6,036
Interest expense	12,167	9,834	6,744

Net interest	(1,069)	(623)	(708)

Net revenues	5,294	3,463	7,322
Non-interest expenses:
Non-interest expenses	767	427	146

Income before income tax (provision) benefit	4,527	3,036	7,176
Income tax (provision) benefit	(2,820)	173	296

Net income	$1,707	$3,209	$7,472

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(160)	65	104
Net change in cash flow hedges	16	19	53
Minimum pension liability adjustment	—	(40)	(2)
Net gain related to pension and other postretirement adjustments	203	—	—
Amortization of net loss related to pension and postretirement benefits	19	—	—
Amortization of prior service credit related to pension and postretirement benefits	(6)	—	—

Comprehensive income	$1,779	$3,253	$7,627

Net income	$1,707	$3,209	$7,472

Earnings applicable to common shareholders	$1,588	$3,141	$7,453

See Notes to Condensed Financial Statements.

SCHEDULE I

MORGAN STANLEY

(Parent Company Only)

Condensed Statements of Cash Flows

(dollars in millions)

	Fiscal Year
	2008	2007	2006
Cash flows from operating activities:
Net income	$1,707	$3,209	$7,472
Adjustments to reconcile net income to net cash provided by operating activities:
Compensation payable in common stock and stock options	1,878	1,941	1,955
Equity in subsidiaries’ earnings, net of dividends	6,844	3,500	(6,345)
Gains on business dispositions	(1,464)	—	—
Change in assets and liabilities:
Financial instruments owned, net of financial instruments sold, not yet purchased	(2,568)	2,796	1,802
Other assets	(1,584)	6,346	7,091
Other liabilities and accrued expenses	25,377	(29,080)	6,342

Net cash provided by (used in) operating activities	30,190	(11,288)	18,317

Cash flows from investing activities:
Advances to and investments in subsidiaries	(25,651)	(12,376)	(32,837)
Securities purchased under agreement to resell with affiliate	48,137	(13,784)	(16,055)
Business dispositions	1,560	—	—

Net cash provided by (used for) investing activities	24,046	(26,160)	(48,892)

Cash flows from financing activities:
Net (payments for) proceeds from short-term borrowings	(14,224)	6,360	(3,375)
MSCI Inc. initial public offering	—	265	—
Excess tax benefits associated with stock-based awards	47	281	144
Net proceeds from:
Issuance of preferred stock and common stock warrants	18,997	—	1,097
Issuance of common stock	397	927	643
Issuance of long-term borrowings	35,420	60,651	44,009
Payments for:
Repurchases of common stock through capital management share repurchase program	(711)	(3,753)	(3,376)
Repurchases of common stock for employee tax withholding	(1,117)	(438)	(355)
Repayments of long-term borrowings	(44,412)	(22,523)	(14,363)
Cash dividends	(1,227)	(1,219)	(1,167)

Net cash provided by financing activities	(6,830)	40,551	23,257

Effect of exchange rate changes on cash and cash equivalents	(2,375)	242	418

Net increase (decrease) in cash and cash equivalents	45,031	3,345	(6,900)
Cash and cash equivalents, at beginning of period	10,224	6,879	13,779

Cash and cash equivalents, at end of period	$55,255	$10,224	$6,879

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash payments for interest were $8,174 million, $8,590 million and $6,230 million for fiscal 2008, fiscal 2007 and fiscal 2006, respectively.

Cash (refund) payments for income taxes were $(688) million, $847 million and $1,517 million for fiscal 2008, fiscal 2007 and fiscal 2006, respectively.

See Notes to Condensed Financial Statements.

MORGAN STANLEY

(Parent Company Only)

NOTES TO CONDENSED FINANCIAL STATEMENTS

1.    Introduction and Basis of Presentation.

Basis of Financial Information. The accompanying condensed financial statements (the “Parent Company Financial Statements”), including the notes thereto, should be read in conjunction with the consolidated financial statements of Morgan Stanley (the “Company”) and the notes thereto found on pages 60 to 140 in Exhibit 99.1.

The Parent Company Financial Statements for the 12 months ended November 30, 2008 (“fiscal 2008”), November 30, 2007 (“fiscal 2007”) and November 30, 2006 (“fiscal 2006”) are prepared in accordance with accounting principles generally accepted in the U.S., which require the Company to make estimates and assumptions regarding valuations of certain financial instruments, the potential outcome of litigation and other matters that affect the Parent Company Financial Statements and related disclosures. The Company believes that the estimates utilized in the preparation of the Parent Company Financial Statements are prudent and reasonable. Actual results could differ materially from these estimates.

Accounting Developments.

Accounting for Uncertainty in Income Taxes.    In July 2006, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the adoption of FIN 48 on December 1, 2007, the Company recorded a cumulative effect adjustment of approximately $92 million as a decrease to the opening balance of Retained earnings as of December 1, 2007.

Employee Benefit Plans.    In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS No. 158”). In fiscal 2007, the Company adopted SFAS No. 158’s requirement to recognize the overfunded or underfunded status of its defined benefit and postretirement plans as an asset or liability. In the first quarter of fiscal 2008, the Company recorded an after-tax charge of approximately $13 million ($21 million pre-tax) to Shareholders’ equity upon early adoption of SFAS No. 158’s other requirement to use the fiscal year-end date as the measurement date.

Offsetting of Amounts Related to Certain Contracts.    In April 2007, the FASB issued FASB Staff Position (“FSP”) No. FIN 39-1, “Amendment of FASB Interpretation No. 39”, (“FSP FIN 39-1”). FSP FIN 39-1 amends certain provisions of FIN 39, “Offsetting of Amounts Related to Certain Contracts,” and permits companies to offset fair value amounts recognized for cash collateral receivables or payables against fair value amounts recognized for net derivative positions executed with the same counterparty under the same master netting arrangement. In accordance with the provisions of FSP FIN 39-1, the Company offset cash collateral receivables and payables against net derivative positions as of November 30, 2008. The adoption of FSP FIN 39-1 on December 1, 2007 did not have a material impact on the Company’s consolidated financial statements.

Dividends on Share-Based Payment Awards.    In June 2007, the EITF reached consensus on Issue No. 06-11, “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards” (“EITF No. 06-11”). EITF No. 06-11 requires that the tax benefit related to dividend equivalents paid on restricted stock units that are expected to vest be recorded as an increase to additional paid-in capital. The Company currently accounts for this tax benefit as a reduction to its income tax provision. EITF No. 06-11 is to be applied prospectively for tax benefits on dividends declared in fiscal years beginning after December 15, 2007 and interim periods within these years. The Company does not expect the adoption of EITF No. 06-11 to have a material impact on the Company’s consolidated financial statements.

Business Combinations.    In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). SFAS 141(R) requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; requires expensing of most transaction and restructuring costs; and requires the acquirer to disclose to investors and other users all of the information needed to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141(R) applies to all transactions or other events in which the Company obtains control of one or more businesses, including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

Non-controlling Interests.    In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”). SFAS No. 160 requires reporting entities to present non-controlling (minority) interests as equity (as opposed to as a liability or mezzanine equity) and provides guidance on the accounting for transactions between an entity and non-controlling interests. SFAS No. 160 applies prospectively for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The presentation and disclosure requirements, however, are to be applied retrospectively. See Note 22 to the Company’s consolidated financial statements in Exhibit 99.1 for the impact of adopting SFAS No. 160.

Transfers of Financial Assets and Repurchase Financing Transactions.    In February 2008, the FASB issued FSP FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions” (“FSP FAS No. 140-3”). The objective of FSP FAS No. 140-3 is to provide implementation guidance on accounting for a transfer of a financial asset and repurchase financing. Under the guidance in FSP FAS No. 140-3, there is a presumption that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (i.e., a linked transaction) for purposes of evaluation under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS No. 140”). If certain criteria are met, however, the initial transfer and repurchase financing shall not be evaluated as a linked transaction and shall be evaluated separately under SFAS No. 140. FSP FAS No. 140-3 is effective for fiscal years and interim periods beginning after November 15, 2008, and interim periods within those fiscal years. The Company does not expect the adoption of FSP FAS 140-3 to have a material impact on the Company’s consolidated financial statements.

Disclosures about Derivative Instruments and Hedging Activities.    In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS No. 161”). SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and requires entities to provide enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair values and amounts of gains and losses on derivative contracts, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.

Determination of the Useful Life of Intangible Assets.    In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 removes the requirement of SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”) for an entity to consider, when determining the useful life of an acquired intangible asset, whether the intangible asset can be renewed without substantial cost or material modifications to the existing terms and conditions associated with the intangible asset. FSP FAS 142-3 replaces the previous useful-life assessment criteria with a requirement that an entity shall consider its own experience in renewing similar arrangements. If the entity has no relevant experience, it would consider market participant assumptions regarding renewal. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not expect the adoption of FSP FAS 142-3 to have a material impact on the Company’s consolidated financial statements.

Earnings Per Share.    In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, “Earnings per Share.” Under the guidance in FSP EITF 03-6-1, unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. FSP EITF 03-6-1 became effective for the Company on January 1, 2009. All prior-period earnings per share data presented have been adjusted retrospectively. See Note 22 to the Company’s consolidated financial statements in Exhibit 99.1 for the impact of adopting FSP EITF 03-6-1.

Instruments Indexed to an Entity’s Own Stock.    In June 2008, the FASB ratified the consensus reached by the EITF on Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF No. 07-5”). EITF No. 07-5 provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. EITF No. 07-5 applies to any freestanding financial instrument or embedded feature that has all of the characteristics of a derivative or freestanding instrument that is potentially settled in an entity’s own stock (with the exception of share-based payment awards within the scope of SFAS 123(R)). To meet the definition of “indexed to own stock,” an instrument’s contingent exercise provisions must not be based on (a) an observable market, other than the market for the issuer’s stock (if applicable), or (b) an observable index, other than an index calculated or measured solely by reference to the issuer’s own operations, and the variables that could affect the settlement amount must be inputs to the fair value of a “fixed-for-fixed” forward or option on equity shares. EITF No. 07-5 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not expect the adoption of EITF No. 07-5 to change the classification or measurement of its financial instruments.

Fair Value Measurements.    On October 10, 2008 the FASB issued FSP FAS 157–3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (FSP FAS 157–3). FSP FAS 157–3 clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial instrument when the market for that financial asset is not active. The FSP was effective upon issuance, including prior periods for which financial statements have not been issued. The adoption of FSP FAS 157–3 did not have a material impact on the Company’s consolidated financial statements.

Transfers of Financial Assets and Extinguishments of Liabilities and Consolidation of Variable Interest Entities.    In September 2008, the FASB issued for comment revisions to SFAS No. 140 and FASB Interpretation No. 46, as revised (“FIN 46R”), “Consolidation of Variable Interest Entities.” The changes proposed include a removal of the scope exemption from FIN 46R for QSPEs, a revision of the current risks and rewards-based FIN 46R consolidation model to a qualitative model based on control and a requirement that consolidation of VIEs be reevaluated on an ongoing basis. Although the revised standards have not yet been finalized, these changes may have a significant impact on the Company’s consolidated financial statements as the Company may be required to consolidate QSPEs to which the Company has previously sold assets. In addition, the Company may also be required to consolidate other VIEs that are not currently consolidated based on an analysis under the current FIN 46R consolidation model. The proposed revisions would be effective for fiscal years that begin after November 15, 2009.

Disclosures about Postretirement Benefit Plan Assets.    In December 2008, the FASB issued FSP FAS 132(R)-1, “Employer’s Disclosures about Postretirement Benefit Plan Assets” (FSP FAS 132(R)-1). FSP FAS 132(R)-1

amends SFAS No. 132 (Revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits”, to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. The disclosures about plan assets required by this FSP shall be provided for fiscal years ending after December 15, 2009.

Disclosures about Transfers of Financial Assets and Interests in Variable Interest Entities.    In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (“FSP FAS 140-4 and FIN 46(R)-8”). FSP FAS 140-4 and FIN 46(R)-8 amends FAS 140 and FIN 46(R) to require additional disclosures regarding transfers of financial assets and interest in variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for interim or annual reporting periods ending after December 15, 2008.

2.    Transactions with Subsidiaries.

The Company has transactions with its consolidated subsidiaries determined on an agreed-upon basis and has guaranteed certain unsecured lines of credit and contractual obligations of certain of its consolidated subsidiaries.

The Company received cash dividends from its consolidated subsidiaries totaling $4,209 million, $6,975 million and $1,838 million in fiscal 2008, fiscal 2007 and fiscal 2006, respectively.

3.    Guarantees.

In the normal course of its business, the Company guarantees certain of its subsidiaries’ obligations under derivative and other financial arrangements. The Company records all derivative contracts and Financial instruments owned and Financial instruments sold, not yet purchased at fair value on its consolidated statements of financial condition.

The Company also, in the normal course of its business, provides standard indemnities to counterparties on behalf of its subsidiaries for taxes, including U.S. and foreign withholding taxes, on interest and other payments made on derivatives, securities and stock lending transactions and certain annuity products. These indemnity payments could be required based on a change in the tax laws or change in interpretation of applicable tax rulings. Certain contracts contain provisions that enable the Company to terminate the agreement upon the occurrence of such events. The maximum potential amount of future payments that the Company could be required to make under these indemnifications cannot be estimated. The Company has not recorded any contingent liability in the condensed financial statements for these indemnifications and believes that the occurrence of any events that would trigger payments under these contracts is remote.

The Company has issued guarantees on behalf of its subsidiaries to various U.S. and non-U.S. exchanges and clearinghouses that trade and clear securities and/or futures contracts. Under these guarantee arrangements, the Company may be required to pay the financial obligations of its subsidiaries related to business transacted on or with the exchanges and clearinghouses in the event of a subsidiary’s default on its obligations to the exchange or the clearinghouse. The Company has not recorded any contingent liability in the condensed financial statements for these arrangements and believes that any potential requirements to make payments under these arrangements is remote.

The Company guarantees certain debt instruments and warrants issued by subsidiaries. The debt instruments totaled $5.6 billion and the warrants totaled $0.3 billion at November 30, 2008. In connection with subsidiary lease obligations, the Company has issued guarantees to various lessors. At November 30, 2008, the Company had $1.6 billion outstanding under subsidiary lease obligations, primarily in the United Kingdom.

4.    Commitments and Contingencies.

For a discussion of the Company’s commitments and contingencies, see Note 9 to the Company’s consolidated financial statements.

5.    Shareholders’ Equity.

For a discussion of shareholders’ equity, including preferred stock issued in fiscal 2008, see Note 11 to the Company’s consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Morgan Stanley:

We have audited the consolidated financial statements of Morgan Stanley and subsidiaries (the “Company”) as of November 30, 2008 and 2007, and for each of the three years in the period ended November 30, 2008, and have issued our report thereon dated January 28, 2009 (August 24, 2009 as to Note 1, Discontinued Operations and Note 22—Discontinued Operations, Non-controlling Interest, Earnings per Common Share) (such report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph, concerning the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” (“SFAS No. 157”) and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities–Including an amendment of FASB Statement No. 115” (“SFAS No. 159”) and, an explanatory paragraph, concerning the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS No. 158”) and, an explanatory paragraph, concerning the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”) and, an explanatory paragraph, concerning the adoption of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”) and, an explanatory paragraph, concerning the adoption of FASB Staff Position Emerging Issues Task Force 03-6-1, “Determining Whether Instruments Granted in Shared-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”) and, an explanatory paragraph, concerning the divestiture of all of the Company’s remaining ownership interest in MSCI Inc.); such consolidated financial statements and report are included in this Current Report on Form 8-K dated August 24, 2009 (“Form 8-K”). We have also audited the Company’s internal control over financial reporting as of November 30, 2008 and have issued our report thereon dated January 28, 2009, such report is included in the Company’s 2008 Annual Report on Form 10-K. Our audits also included Schedule I listed in the Index to Financial Statements and Financial Statement Schedules in Form 8-K. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the condensed financial statements, the Company adopted Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities–Including an amendment of FASB Statement No. 115.”

As discussed in Note 1 to the condensed financial statements, the Company adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).”

As discussed in Note 1 to the condensed financial statements, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB statement No. 109.”

/s/ Deloitte & Touche LLP

New York, New York

January 28, 2009 (August 24, 2009 as to Note 1, Introduction and Basis of Presentation, Non-controlling Interest, Earnings Per Share)